RESTATED BY-LAWS
OF
THE STEAK N SHAKE COMPANY

(As amended through June 17, 2009)

Article I

Section 1. Name.  The name of the corporation is The Steak n Shake Company (“Corporation”).

Section 2. Principal Office and Resident Agent.  The post-office address of the principal office of the Corporation is 500 Century Building, 36 South Pennsylvania Street, Indianapolis, Indiana 46204, and the name and post-office address of its Resident Agent in charge of such office is C T Corporation System, 36 South Pennsylvania Street, Suite 700, Indianapolis, Indiana 46204.

Section 3. Seal.  The seal of the Corporation shall be circular in form and mounted upon a metal die, suitable for impressing the same upon paper.  About the upper periphery of the seal shall appear the words “The Steak n Shake Company” and about the lower periphery thereof the word “Indiana”.  In the center of the seal shall appear the word “Seal”.

Article II

The fiscal year of the Corporation shall end on the last Wednesday in September of each calendar year.

Article III
Capital Stock

Section 1. Number of Shares and Classes of Capital Stock.  The total number of shares of common stock which the Corporation shall have authority to issue is 50,000,000 shares, which shall consist of 50,000,000 common shares without par value.  In addition, the Corporation shall have the authority to issue 10,000,000 shares of Preferred Stock on the terms and conditions set forth in the amendment to the Articles of Incorporation adopted May 16, 2001.

Section 2. Consideration for No Par Shares.  The shares of stock of the Corporation without par value shall be issued or sold in such manner and for such amount of consideration as may be fixed from time to time by the Board of Directors; such shares of stock shall be fully paid and nonassessable.

Section 3. Consideration for Treasury Shares.  Treasury shares may be disposed of by the Corporation for such consideration as may be determined from time to time by the Board of Directors.

Section 4. Payment for Shares.  The consideration for the issuance of shares of capital stock of the Corporation may be paid, in whole or in part, in money, in other property, tangible or intangible, or in labor actually performed for, or services actually rendered to the Corporation which is transferred to stated capital upon the issuance of shares as a share dividend shall be deemed to be the consideration for the issuance of such shares.   When payment of the consideration for which a share was authorized to be issued shall have been received by the Corporation, or when surplus shall have been transferred to stated capital upon the issuance of a share dividend, such share shall be declared and taken to be fully paid and not liable to any further call or assessment, and the holder thereof shall not be liable for any further payments thereon.  In the absence of actual fraud in the transaction, the judgment of the Board of Directors as to the value of such property, labor or services received as consideration, or the value placed by the Board of Directors upon the corporate assets in the event of a share dividend, shall be conclusive.  Promissory notes, uncertified checks, or future services shall not be accepted in payment or part payment of the capital stock of the Corporation, except as permitted by The Indiana Business Corporation Law.

Section 5. Certificates for Shares.  Shares of stock of each class of the Corporation may be issued in book-entry form or evidenced by certificates.  However, every holder of capital stock of the Corporation shall be entitled upon request to have a stock certificate evidencing the shares owned by the shareholder, signed by the Chairman of the Board or a Vice President and the Secretary or any Assistant Secretary of the Corporation, with the seal of the Corporation thereto affixed, certifying the number of shares owned by the shareholder in the Corporation.  Every certificate shall state on its face (or in the case of book-entry shares, the statements evidencing ownership of such shares shall state, the name of the Corporation) the name of the registered holder, the number of shares represented by such certificate (or book-entry statement), the par value of each share of stock or that such shares of stock are without par value, and that such shares are not fully paid and nonassessable.  If such shares are not fully paid, and as further payments are made, the certificate shall be stamped (or the book-entry statement updated) accordingly.

If the Corporation is authorized to issue shares of more than one class, every certificate (or book-entry statement) shall state the kind and class of shares represented thereby, and the relative rights, interests, preferences and restrictions of such class, or a summary thereof, provided, that such statement may be omitted from the certificate if it shall be set forth upon the face or back of the certificate that such statement, in full, will be furnished by the Corporation to any shareholder upon written request and without charge.

Section 6. Facsimile Signatures.  If a certificate is countersigned by the written signature of a transfer agent other than the Corporation or its employee, the signatures of the officers of the Corporation may be facsimiles.  If a certificate is countersigned by the written signature of a registrar other than the Corporation or its employee, the signatures of the transfer agent and the officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of its issue.

Section 7. Transfer of Shares.  The shares of capital stock of the Corporation shall be transferable only on the books of the Corporation upon surrender of the certificate or certificates, if any, representing the same, properly endorsed by the registered holder or by his duly authorized attorney or accompanied by proper evidence of succession, assignment or authority to transfer.

Section 8. Cancellation.  Every certificate surrendered to the Corporation for exchange or transfer shall be canceled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so canceled, except in cases provided for in Section 10 of this Article III.

Section 9. Transfer Agent and Registrar.  The Board of Directors may appoint a transfer agent and a registrar for each class of capital stock of the Corporation and may require all certificates representing such shares to bear the signature of such transfer agent and registrar.  Shareholders shall be responsible for notifying the transfer agent and registrar for the class of stock held by such shareholder in writing of any changes in their addresses from time to time, and failure so to do shall relieve the Corporation, its shareholders, directors, officers, transfer agent and registrar of liability for failure to direct notices, dividends, or other documents or property to an address other than the one appearing upon the records of the transfer agent and registrar of the Corporation.

Section 10. Lost, Stolen or Destroyed Certificates.  The Board of Directors may authorize the transfer agent and a registrar to issue replacement shares for Corporation stock alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed.  When authorizing such issue of a new certificate or certificates, the Corporation may, in its discretion and as a condition of precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum and in such form as it may direct to indemnify against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate.  The Corporation, at its discretion, may authorize the issuance of such new certificates without any bond when in its judgment it is proper to do so.

Section 11. Registered Shareholders.  The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of such shares to receive dividends, to vote as such owner, to hold liable for calls and assessments, and to treat as owner in all other respects, and shall not be bound to recognize any equitable or other claims to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Indiana.

Section 12. Options to Officers and Employees.  The issuance, including the consideration of rights or options to officers or employees of the Corporation, and not to the shareholders generally, to purchase from the Corporation shares of its capital stock shall be approved by the affirmative vote of the holders of a majority of the shares entitled to vote thereon or shall be authorized by and consistent with a plan approved by such a vote of the shareholders.  The price to be received for any shares having a par value, other than treasury shares to be issued upon the exercise of such rights or options shall not be less than the par value thereof.

Article IV
Meetings of Shareholders

Section 1. Place of Meeting.  Meetings of shareholders of the Corporation shall be held at such place, within or without the State of Indiana, as may from time to time be designated by the Board of Directors, or as may be specified in the notices or waivers of notice of such meetings.

Section 2. Annual Meeting.  The annual meeting of shareholders for the election of directors, and for the transaction of such other business as may properly come before the meeting, shall be held on the second Wednesday of February of each year, unless in any year the Board of Directors establishes a different date as the date of the annual meeting.  Failure to hold the annual meeting at the designated time shall not work any forfeiture or dissolution of the Corporation, and shall not affect otherwise valid corporate acts.

Section 3. Special Meetings.  Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the Board of Directors or the Chairman and shall be called by the Chairman or the Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of shareholders of record holding not less than twenty five percent (25%) of all the shares outstanding and entitled by the Articles of Incorporation to vote on the business for which the meeting is being called.

Section 4. Notice of Meetings.  A written or printed notice, stating the place, day and hour of the meeting, and in case of a special meeting, or when required by any other provision of the Indiana Business Corporation Law, or of the Articles of Incorporation, as now or hereafter amended, or these By-Laws, the purpose or purposes for which the meeting is  called, shall be delivered or mailed by the Secretary, or by the officers or persons calling the meeting, to each shareholder of record entitled by the Articles of Incorporation, as now or hereafter amended, and by The Indiana Business Corporation Law to vote at such meeting, at such address as appears upon the records of the Corporation, at least ten (10) days before the date of the meeting.  Notice of any such meeting may be waived in writing by any shareholder, if the waiver sets forth in reasonable detail the purpose or purposes for which the meeting is called, and the time and place thereof.  Attendance at any meeting in person, or by proxy, shall constitute a waiver of notice of such meeting.  Each shareholder, who has in the manner above provided waived notice of shareholders’ meeting, or who personally attends a shareholders’ meeting, or is conclusively presumed to have been given due notice of such meeting.   Notice of any adjourned meeting of shareholders shall not be required to be given if the time and place thereof are announced at the meeting at which the adjournment is taken, except as may be expressly required by law.

Section 5. Addresses of Shareholders.  The address of any shareholder appearing upon the records of the Corporation shall be deemed to be the latest address of such shareholder for the class of stock held by such shareholder.

Section 6.  Voting at Meetings.

(a)
Quorum.  The holders of record of a majority of the issued and outstanding stock of the Corporation entitled to vote at such meeting, present in person or by proxy, shall constitute a quorum at all meetings of shareholders for the transaction of business, except where otherwise provided by law, the Articles of Incorporation or these By-Laws.  In the absence of a quorum, any officer entitled to preside at, or act as Secretary of, such meeting shall have the power to adjourn the meeting from time to time until a quorum shall be constituted.  At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting, but only those shareholders entitled to vote at the original meeting shall be entitled to vote at any adjournment or adjournments thereof unless a new record date is fixed by the Board of Directors for the adjourned meeting.

(b)
Voting Rights.  Except as otherwise provided by law or by the provisions of the Articles of Incorporation, every shareholder shall have the right at every shareholders’ meeting to one vote for each share of stock having voting power, registered in his name on the books of the Corporation on the date for the determination of shareholders entitled to vote, on all matters coming before the meeting including the election of directors.  At any meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote in person, or by proxy executed in writing by the shareholder or a duly authorized attorney in fact and bearing a date not more than eleven months prior to its execution, unless a longer time is expressly provided therein.

(c)
Required Vote.  When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of The Indiana Business Corporation Law or the Articles of Incorporation or by these By-Laws, a greater vote is required, in which case such express provision shall govern and control the decision of such question.

Section 7. Voting List.  The Transfer Agent of the Corporation shall make, at least five days before each election of directors, a complete list of the shareholders entitled by the Articles of Incorporation, as now or hereafter amended, to vote at such election, arranged in alphabetical order, with the address and number of shares so entitled to vote held by each, which list shall be on file at the principal office of the Corporation and subject to inspection by any shareholder.  Such list shall be produced and kept open at the time and place of election and subject to the inspection of any shareholder during the holding of such election.  The original stock registrar or transfer book, or a duplicate thereof kept in the State of Indiana, shall be the only evidence as to who are the shareholders entitled to examine such list or the stock ledger or transfer book or to vote at any meeting of the shareholders.

Section 8. Fixing of Record Date to Determine Shareholders Entitled to Vote.  The Board of Directors may prescribe a period not exceeding 70 days prior to meetings of the shareholders, during which stock on the books of the Corporation may not be transferred; or, in lieu of prohibiting the transfer of stock may set a date and time as the time at which shareholders entitled to notice of, and to vote at, such meeting shall be determined, and all persons who are holders of record of voting stock at such time, and no others, shall be entitled to notice of, and to vote at, such meeting.  Said date and time shall not be more than 70 days prior to any shareholders’ meeting.  In the absence of such determination, such date shall be 10 days prior to the date of such meeting.

Section 9. Shareholder Proposals and Nominations.  For any shareholder proposal to be presented in connection with an annual meeting of shareholders, including any proposal relating to the nomination of a director to be elected to the Board of Directors of the Corporation, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation (“Notice”) and must have been a shareholder of record entitled to vote at the meetings at the time of giving of such notice.  To be timely, Notice must be delivered to or, if mailed, received at the principal executive offices of the Corporation not less than one hundred twenty (120) calendar days in advance of the date the Corporation’s proxy statement was released to shareholders in connection with the annual meeting of shareholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date of the previous year’s annual meeting, to be timely, Notice must be received by the Corporation’s Secretary at the principal office of the Corporation not later than the close of business on the later of one hundred twenty (120) calendar days in advance of such annual meeting or ten (10) calendar days following the date on which public announcement of the date of the annual meeting is first made. Such Notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director, (i) a statement of the qualifications of such person, (ii) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (iii) a description of all arrangements or understandings among the shareholder and such person and (iv) the written consent of such person to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the shareholder giving the Notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (i) the name and address of such shareholder, as they appear on the Corporation’s books, and of such beneficial owner and (ii) the class and number of shares of stock of the Corporation which are owned beneficially and of record by such shareholders and such beneficial owner.  Notwithstanding the foregoing, in order to include information with respect to a shareholder proposal in the proxy statement and form of proxy for a shareholders’ meeting, shareholders must also provide notice as required by the regulations promulgated under the Exchange Act.

Article V
Board of Directors

Section 1. Number and Term of Office.  The Board of Directors currently consists of nine (9) directors, which number may be hereafter increased or reduced by resolution adopted by not less than a majority of the directors then in office; provided that no reduction in number shall have the effect of shortening the term of any incumbent director.

All directors, except in the case of earlier resignation, removal or death, shall hold office until their respective successors are chosen and qualified.  Directors need not be shareholders of the Corporation.

Section 2. Vacancies.  Any vacancy occurring in the Board of Directors caused by resignation, death or other incapacity shall be filled by a majority vote of the remaining members of the Board of Directors, until the next annual meeting of shareholders.  If the vote of the remaining members of the Board shall result in a tie, such vacancy, at the discretion of the Board of Directors, may be filled by vote of the shareholders at a special meeting for that purpose.

Section 3. Annual Meeting of Directors.  The Board of Directors shall meet each year, at the place where such meeting of the shareholders has been held either within or without the State of Indiana, for the purpose of organization, election of officers, and consideration of any other business that may properly come before the meeting.  No notice of any kind to either old or new members of the Board of Directors for such meeting shall be necessary.

Section 4. Regular Meetings.  Regular meetings of the Board of Directors shall be held at such times and places, either within or without the State of Indiana, as may be fixed by the directors.  Such regular meetings of the Board of Directors may be held without notice or upon such notice as may be fixed by the directors.

Section 5. Special Meetings.  Special meetings of the Board of Directors may be called by the Chairman of the Board, the President, or by not less than a majority of the members of the Board of Directors.  Notice of the time and place, either within or without the State of Indiana, of a special meeting shall be served upon or telephoned to each director at least twenty-four hours, or mailed, telegraphed or cabled to each director at his usual place of business or residence at least forty-eight hours, prior to the time of the meeting.  Directors, in lieu of such notice, may sign a written waiver of notice either before the time of the meeting, at the meeting or after the meeting.  Attendance by a director in person at any such special meeting shall constitute a waiver of notice.

Section 6. Quorum.  A majority of the actual number of directors elected and qualified, from time to time, shall be necessary to constitute a quorum for the transaction of any business except the filing of vacancies, and the act of a majority of the directors present at the meeting, at which a quorum is present, shall be the act of the Board of Directors, unless the act of a greater number is required by The Indiana Business Corporation Law, by the Articles of Incorporation, or these By-Laws.  A director, who is present at a meeting of the Board of Directors, at which action on any corporate matter is taken, shall be deemed to have voted in favor of the action, unless (a) his dissent shall be affirmatively stated by him at and before the adjournment of such meeting (in which event the fact of such dissent shall be entered by the secretary of the meeting in the minutes of the meeting), or (b) he shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting.  The right of dissent provided for by either clause (a) or clause (b) of the immediately preceding sentence shall not be available, in respect of any matter, if the director did not change his vote prior to the time the result of the vote on such matter was announced by the Chairman of such meeting.

Section 7. Consent Action by Directors.  Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent to such action is signed by all members of the Board of Directors or such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Board of Directors or committee.

Section 8. Removal of Directors.  Any or all members of the Board of Directors may be removed, with or without cause, at a meeting of shareholders called expressly for that purpose by a vote of the holders of not less than a majority of the outstanding shares of capital stock then entitled to vote in the election of directors.
Section 9. Dividends.  The Board of Directors shall have power, subject to any restrictions contained in The Indiana Business Corporation Law or in the Articles of Incorporation and out of funds legally available therefor, to declare and pay dividends upon the outstanding capital stock of the Corporation as and when they deem expedient.  Before declaring any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time in their absolute discretion deem proper for working capital, or as a reserve or reserves to meet contingencies or for such other purposes as the Board of Directors shall deem conducive to the interests of the Corporation and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

Section 10. Fixing of Record Date to Determine Shareholders Entitled to Receive Corporate Benefits.  The Board of Directors may fix a day and hour not exceeding 50 days preceding the date fixed for payment of any dividend or for the delivery of evidence of rights, or for the distribution or other corporate benefits, or for a determination of shareholders entitled to receive any such dividend, rights or distribution, and in such case only shareholders of record at the time so fixed shall be entitled to receive such dividend, rights or distribution.  If no record date is fixed for the determination of shareholders entitled to receive payment of a dividend, the end of the day on which the resolution of the Board of Directors declaring such dividend is adopted shall be the record date for such determination.

Section 11. Interest of Directors in Contracts.  Any contract or other transaction between the Corporation of any corporation which this Corporation owns a majority of the capital stock shall be valid and binding, notwithstanding that the directors and officers of this Corporation are identical or that some or all of the directors or officers, or both, are also directors or officers of such other corporation.

Any contract or other transaction between the Corporation and one or more of its directors or members or employees, or between the Corporation and any firm of which one or more of its directors are members or employees or in which they are interested, or between the Corporation and any corporation or association of which one or more of its directors are shareholders, members, directors, officers or employees or in which they are interested, shall be valid for all purposes, notwithstanding the presence of such director or directors at the meeting of the Board of Directors of the Corporation which acts upon, or in reference to, such contract or transaction and notwithstanding his or their participation in such action, if the fact of such interest shall be disclosed or known to the Board of Directors and the Boards of Directors shall authorize, approve and ratify such contract or transaction by a vote of a majority of the directors present, such interested director or directors to be counted in determining whether a quorum is present, but not to be counted in calculating the majority of such quorum necessary to carry such vote.  This Section shall not be construed to invalidate any contract or other transaction, which would otherwise be valid under the common and statutory law applicable thereto.

Section 12. Committees.  The Board of Directors may, by resolution adopted by a majority of the actual number of directors elected and qualified, from time to time designate from among its members, an executive committee and one or more other committees and may delegate to each such committee such authority and power of the Board of Directors as shall be specified in such resolution, but no such committee shall have the authority of the Board of Directors in reference to amending the Articles of Incorporation, adopting an agreement or plan of merger or consolidation proposing a special corporate transaction, recommending to the shareholders a voluntary dissolution of the Corporation or a revocation thereof, or amending these By-Laws.  No member of any such committee shall continue to be a member thereof after he ceases to be a director of the Corporation.  The calling and holding of meetings of such committee and its method of procedure shall be as determined by the Board of Directors.

Section 13. Mandatory Classified Board Structure Not Applicable. The  Corporation shall not be governed by any of the provisions set forth in Section 23-1-33-6(c) of The Indiana Business Corporation Law, as amended.

Article VI
Officers

Section 1. Principal Officers.  The principal officers of the Corporation shall be a Chairman, a Chief Executive Officer, a President, one or more Vice Presidents, a Treasurer and a Secretary.  The Corporation may also have, at the discretion of the Board of Directors; such other subordinate officers as may be appointed in accordance with the provisions of these By-Laws.  Any two or more offices may be held by the same person, except the office of Chairman shall not be given to an individual who is not a director of the Corporation.

Section 2. Chief Executive Officer.  The Board of Directors shall designate a Chief Executive Officer.  The Chief Executive Officer shall hold those powers and authorities normally accorded such position and shall be the senior officer accountable to the Chairman and Board for the principles and policies of the Corporation.

Section 3. Election and Term of Office.  The principal officers of the Corporation shall be chosen annually by the Board of Directors at the annual meeting thereof.  Each such officer shall hold office until his successor shall have been duly chosen and qualified, or until his death, or he shall resign, or shall have been removed in the manner hereinafter provided.

Section 4. Removal.  Any principal officer may be removed either with or without cause, at any time by resolution adopted at any meeting of the Board of Directors elected and qualified from time to time.

Section 5. Subordinate Officers.  In addition to the principal officers enumerated in Section 1 of this Article VI, the Corporation may have a Controller, one or more Assistant Controllers, one or more Assistant Secretaries and such other officers, agents and employees as the Board of Directors may deem necessary, each of whom shall hold office for such period, may be removed with or without cause, have such authority and perform such duties as Chairman, the Chief Executive Officer, the President, or the Board of Directors may from time to time determine.  The Board of Directors may delegate to any principal officer the power to appoint and to remove any such subordinate officers, agents or employees.

Section 6. Resignations.  Any officer may resign at any time by giving written notice to the Chairman, the Board of Directors, the Chief Executive Officer, the President or the Secretary.  Any such resignation shall take effect upon receipt of such notice or at any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 7. Vacancies.  Any vacancy in any office for any cause may be filled for the unexpired portion of the term in the manner prescribed in these By-Laws for election or appointment to such office for such term.

Section 8. Chairman.  The Chairman, who shall be chosen from among the directors, shall have general supervision of the affairs of the Corporation, subject to the control of the Board of Directors.  He shall be an ex officio member of all standing committees.  The Chairman shall preside at all meetings of the shareholders and at all meetings of the Board of Directors.  Subject to the control and direction of the Board of Directors, the Chairman may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation.  In general, he shall perform all duties and have all powers as, from time to time may be herein defined, and all such other duties and powers as, from time to time may be assigned to him by the Board of Directors.

Section 9. President.  The President shall be responsible to the Chief Executive Officer and Chairman in the performance of his duties, and shall, in the absence or disability of the Chief Executive Officer, perform the duties and exercise the power of the Chief Executive Officer.  The President shall perform such duties and have such powers as the Chairman, Chief Executive Officer or Board of Directors may, from time to time assign.

Section 10. Vice Presidents.  The other Vice Presidents in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President.  They shall perform such other duties and have such other powers as the Chairman, Chief Executive Officer, the President, or the Board of Directors may, from time to time assign.

Section 11. Treasurer.  The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation and shall deposit all such funds and securities of the Corporation in such banks or other depositories as shall be selected by the Board of Directors.  He shall, upon request, exhibit at all reasonable times, his books of account and records to any of the directors of the Corporation where such books and records shall be kept; shall render upon request by the Board of Directors, a statement of the condition of the finances of the Corporation at any time requested by the Board of Directors or at the annual meeting of shareholders; shall receive, and give receipt for moneys due and payable to the Corporation from any source whatsoever; and in general, shall perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Chairman, the Chief Executive Officer, the President or the Board of Directors.

Section 12. Secretary.  The Secretary shall keep or cause to be kept in the books provided for that purpose, the minutes of the meetings of the Shareholders and of the Board of Directors; shall duly give and serve all notices required to be given in accordance with the provisions of these By-Laws and by The Indiana Business Corporation Law; shall be custodian of the records and of the seal of the Corporation and see that the seal is affixed to all documents, the executing of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these By-Laws; and, in general, shall perform all duties incident to the office of Secretary and such other duties as may, from time to time, be assigned to him by the Chairman, the Chief Executive Officer, the President or the Board of Directors.

Section 13. Salaries.  The salaries of the principal officers shall be fixed from time to time by the Board of Directors and the salaries of any subordinate officers may be fixed by the Chairman, the Chief Executive Officer or the President.

Section 14. General Powers of Officers.  The Chairman, the Chief Executive Officer and the President and each are authorized and empowered for and on behalf of the Corporation and in its name, singly and without the joinder of any other officer, to execute and deliver any and all contracts, leases, notes, mortgages, receipts, deeds, commitments, power of attorney, authorizations and any and all documents in addition to, but not limited to the ones therefore described which said offices, or any of them believe to be necessary and advisable in carrying on the business of the Corporation.  The Treasurer and the Secretary of the Corporation are hereby authorized to execute and deliver any and all documents which relate to the routine discharge of the responsibilities of each of said offices and such other documents as either the Chairman, the Chief Executive Officer or the President shall specifically authorize said officers to execute or deliver only such documents, or general types of classes of documents, with respect to which they have received specific authorization from either the Chairman, the Chief Executive Officer, the President or the Board of Directors.

Section 15. Voting Corporation’s Securities.  Unless otherwise ordered by the Board of Directors, the Chairman, the Chief Executive Officer, the President and Secretary and each of them, are appointed attorneys and agents of the Corporation, and shall have full power and authority in the securities entitled to be voted at any meetings of security holders of corporations, or associations in which the Corporation may hold securities, in person, or by proxy, as a stockholder or otherwise and at such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such securities, and which as the owner thereof of the Corporation might have possessed and exercised, if present, or to consent in writing to any action by and such other corporation or association.  The Board of Directors by resolution from time to time may confer like powers upon any other person or persons.

Article VII
Indemnification

Section 1.   Rights to Indemnification and Advancement of Expenses.

(a)           The Corporation shall indemnify as a matter of right every person made a party to a proceeding because such person is or was

(i)	a member of the Board of Directors of the Corporation,

(ii)	an officer of the Corporation, or

(iii)
while a director or officer of the Corporation, serving at the Corporation’s request as a director, officer, partner, member, manager, trustee, employee, or agent of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, or other enterprise, whether for profit or not, (each an “Indemnitee”) against all liability incurred by such person in connection with the proceeding; provided that it is determined in the specific case that indemnification of such person is permissible in the circumstances because such person has met the standard of conduct for indemnification specified in The Indiana Business Corporation Law.  The Corporation shall pay for or reimburse the reasonable expenses incurred by an Indemnitee in connection with any such proceeding in advance of final disposition thereof in accordance with the procedures and subject to the conditions specified in The Indiana Business Corporation Law.  The Corporation shall indemnify as a matter of right an Indemnitee who is wholly successful, on the merits or otherwise, in the defense of any such proceeding, against reasonable expenses incurred by the Indemnitee in connection with the proceeding without the requirement of a determination as set forth in the first sentence of this paragraph

(b)           Upon demand by a person for indemnification or advancement of expenses, as the case may be, the Corporation shall expeditiously determine whether the person is entitled thereto in accordance with this Article and the procedures specified in The Indiana Business Corporation Law.

(c)           The indemnification provided under this Article shall apply to any proceeding arising from acts or omissions occurring before or after the adoption of this Article.

Section 2. Other Rights Not Affected.  Nothing contained in this Article shall limit or preclude the exercise or be deemed exclusive of any right under the law, by contract or otherwise, relating to indemnification of or advancement of expenses to any individual who is or was a director, officer, employee or agent of the Corporation, or the ability of the Corporation to otherwise indemnify or advance expenses to any such individual.  It is the intent of this Article to provide indemnification to directors and officers to the fullest extent now or hereafter permitted by law consistent with the terms and conditions of this Article.  Therefore, indemnification shall be provided in accordance with this Article irrespective of the nature of the legal or equitable theory upon which a claim is made, including without limitation negligence, breach of duty, mismanagement, corporate waste, breach of contract, breach of warranty, strict liability, violation of federal or state securities laws, violation of the Employee Retirement Income Security Act of 1974, as amended, or violation of any other state or federal laws.

Section 3. Definitions.  For purposes of this Article:

The term “director” means an individual who is or was a member of the Board of Directors of the Corporation or an individual who, while a director of the Corporation, is or was serving at the Corporation’s request as a director, officer, partner, member, manager, trustee, employee, or agent of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, or other enterprise, whether for profit or not.  A director is considered to be serving an employee benefit plan at the Corporation’s request if the director’s duties to the Corporation also impose duties on, or otherwise involve services by, the director to the plan or to participants in or beneficiaries of the plan.  The term “director” includes, unless the context requires otherwise, the estate or personal representative of a director.

The term “expenses” includes all direct and indirect costs (including without limitation counsel fees, retainers, court costs, transcripts, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, all other disbursements or out-of-pocket expenses) actually incurred in connection with the investigation, defense, settlement or appeal of a proceeding or establishing or enforcing a right to indemnification under this Article, applicable law or otherwise.

The term “liability” means the obligation to pay a judgment, settlement, penalty, fine, excise tax (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

            The term “party” includes an individual who was, is or is threatened to be made a named defendant or respondent in a proceeding.

            The term “proceeding” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal.

Article VIII
Amendments

The power to make, alter, amend or repeal these By-Laws is invested in the Board of Directors, but the affirmative vote of a majority of the actual number of directors elected and qualified, from time to time, shall be necessary to effect any alteration, amendment or repeal of the By-Laws.